NEWS RELEASE

POPE RESOURCES TO CONDUCT AN INVESTOR CONFERENCE CALL

POULSBO, WA, June 3, 2019/ PRNewswire/ - Pope Resources (NASDAQ: POPE) will conduct an investor conference call on Wednesday, June 12, 2019, at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time.

The purpose of the call is to provide a platform for management to review value drivers for the company as well as speak to industry trends. Management will deliver prepared remarks with an accompanying presentation to be followed by a question-and-answer session for industry analysts.

To listen to the conference call via telephone, dial 1-888-204-4368 (U.S. toll-free) or 1-323-794-2423 (International) and provide the passcode 2251722. Alternatively, the call can be accessed via a webcast on the Investor Relations portion of Pope Resources' website at http://www.poperesources.com/InvestorRelations.aspx. Participants should dial in at least 10 minutes prior to the start of the call. The presentation will be available on the website shortly before the call begins.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on Pope Resources' website or by calling 1-844-512-2921 (U.S. toll-free) or 1-412-317-6671 (International) and entering the passcode 2251722. The audio replay will be available for seven days and the website replay will be available for 180 days.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 2,000 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Contact:
Daemon Repp
Vice President and Chief Financial Officer
(360) 697-6626
investors@orminc.com